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Exhibit 99.(a)(1)(M)

Dear Employees:

Reminder—Offer to Exchange Cancellation Date Approaching

    Whether you accept the Offer to Exchange or not, you need to make your election, sign the Election Form and deliver the Election Form to Human Resources, Attention Trish Leeper for receipt NO LATER THAN 9:00 P.M. PACIFIC DAYLIGHT TIME ON THURSDAY, NOVEMBER 15, 2001.

    If you have any questions, please do not hesitate to contact Trish Leeper via email at trish@mips.com or by telephone at (650) 567-5075.

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  Exhibit 99.(a)(1)(M)